Exhibit 10.2

TRADEMARK ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement (this "Trademark Assignment Agreement") is made and entered into effective as of the 10th day of December 2015, by and among Concordia Pharmaceuticals Inc., S.à.r.1., Barbados Branch, a Barbados branch of a Luxembourg corporation, with a place of business at Canewood Business Centre, 5 Canewood Industrial Park, St. Michael, Barbados, BB11005 ("Seller") and Teligent Jersey Limited, a company incorporated in Jersey with registration number 119574 and having its registered office at 47 Esplanade, St. Helier, Jersey JE1 OBD ("TJL Purchaser"). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller owns the trademark registered in the United States of America as set forth in Schedule A attached hereto (hereinafter, the "Trademark");

WHEREAS, pursuant to that certain Asset Purchase Agreement among Seller, TJL Purchaser (the "Parties") and IGI Laboratories, Inc. ("IGI"), dated as of October 5th, 2015 (the "Purchase Agreement"), the Seller sold, transferred and assigned to TJL Purchaser, and TJL Purchaser acquired and assumed from Seller, all of the TJL Purchased Assets and all of the Assumed Liabilities associated therewith;

WHEREAS, pursuant to the First Amendment to the Purchase Agreement (the "Amendment"), dated of even date herewith, the Parties and IGI agreed to amend the Purchase Agreement to include in the TJL Purchased Assets certain intellectual property rights which were inadvertently not transferred and assigned under the Purchase Agreement; and

WHEREAS, Seller has agreed to assign and transfer to TJL Purchaser, and TJL Purchaser has agreed to acquire and accept from Seller, for the consideration and upon the terms and subject to the conditions set forth in the Purchase Agreement, all of Seller's right, title and interest in, to and under the Trademark.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Assignment of Trademark. Seller hereby sells, conveys, assigns, transfers and delivers to TJL Purchaser, and TJL Purchaser hereby purchases, acquires and accepts from Seller all of Seller's right, title and interest, as of October 5th, 2015, in and to the Trademark, including renewals of registration and the goodwill associated with or symbolized by the Trademark, and all claims, causes of action and enforcement rights of any kind, and all rights to sue or otherwise bring actions for past, present or future infringement or other misappropriation or violation of the Trademark and agrees to acquire and assume all Assumed Liabilities therewith. The foregoing assignment in this Section 1 includes all rights to (i) apply for, file, register, maintain, extend, or renew the Trademark and to transfer same and grant licenses and other rights with respect thereto, and (ii) collect royalties and other payments under or on account of the Trademark.

2. Recording. The Parties hereby authorize the relevant authority at the United States Patent and Trademark Office or any foreign equivalent thereto to record this assignment.

3. Entire Agreement; Conflicting Terms. This Trademark Assignment Agreement, the Amendment and the Purchase Agreement (in each case, including all Schedules and Exhibits hereto and thereto) contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except for any written agreement of the Parties that expressly provides that it is not superseded by this Trademark Assignment Agreement, the Amendment or the Purchase Agreement. Nothing herein shall be deemed to limit the rights, duties and obligations of the Parties under the Amendment or the Purchase Agreement and, to the extent of any conflict between the terms and conditions of this Trademark Assignment Agreement and the terms and conditions of the Amendment or the Purchase Agreement, the terms and conditions of the Amendment or the Purchase Agreement shall govern, supersede and prevail.

4. Parties in Interest. This Trademark Assignment Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Nothing in this Trademark Assignment Agreement, express or implied, is intended to confer upon any person other than TJL Purchaser, Seller, or their successors or assigns, any rights or remedies under or by reason of this Trademark Assignment Agreement.

5. Governing Law; Jurisdiction.

(a)	This Trademark Assignment Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all claims or causes of action (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or relate to this Trademark Assignment Agreement, or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Trademark Assignment Agreement or as an inducement to enter this Trademark Assignment Agreement), shall be exclusively governed by, and construed in accordance with, the laws of the State of Delaware regardless of any laws that might otherwise govern under any applicable conflict of laws principles.

(b)	Any claim, demand, suit, action, cause of action, or proceeding (whether in contract, in tort, at law, or otherwise) (each, a "Proceeding") based upon, arising out of, or related to this Trademark Assignment Agreement and its negotiation, execution, performance, non-performance, interpretation, termination, construction or the transactions contemplated hereby shall be heard and determined in the Court of Chancery in the City of Wilmington, New Castle County, Delaware or, in the event such court lacks subject matter jurisdiction, the United States District Court sitting in Wilmington, Delaware or, in the event such federal district court lacks subject matter jurisdiction, then in the Superior Court in the City of Wilmington, New Castle County, Delaware. The Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum, or lack of jurisdiction to the maintenance of any such Proceeding. The consents to jurisdiction and venue set forth herein shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 5 and shall not be deemed to confer rights on any person other than the Parties. Each Party agrees that the service of process upon such Party in any Proceeding arising out of or relating to this Trademark Assignment Agreement shall be effective if notice is given as set forth in the Purchase Agreement. Each of the Parties also agrees that any final, non-appealable judgment against a Party in connection with any Proceeding arising out of or relating to this Trademark Assignment Agreement shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

6. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY PROCEEDING (WHETHER IN CONTRACT, IN TORT, AT LAW OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATED TO THIS TRADEMARK ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS TRADEMARK ASSIGNMENT AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRADEMARK ASSIGNMENT AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS TRADEMARK ASSIGNMENT AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS TRADEMARK ASSIGNMENT AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS TRADEMARK ASSIGNMENT AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7. Counterparts. This Trademark Assignment Agreement may be executed in one or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Party, it being understood that both Parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Trademark Assignment Agreement as of the date first written above.

CONCORDIA PHARMACEUTICALS INC., S.À.R.L., BARBADOS BRANCH

By:	/s/Arijit Mookerjee
Name:	Arijit Mookerjee
Title:	Managing Director & CFO

TELIGENT JERSEY LIMITED

By:	/s/ J. Grenfell-Gardner
Name:	J. Grenfell-Gardner
Title:	Director